Exhibit 10
Latham Group, Inc.
Second Amendment To
2021 Omnibus Equity Incentive Plan
The Latham Group, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”), effective April 22, 2021, of Latham Group, Inc., a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates is hereby amended by this Second Amendment (the “Second Amendment”) as set forth below. The Second Amendment shall be effective from and after the date this Second Amendment is approved by the stockholders of the Company in accordance with Section 13(a) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended by the First Amendment to the Plan and this Second Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

1.Section 5(b) of the Plan is hereby deleted and replaced in its entirety with the following:
(b)Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 24,570,212 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 4,830,086 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board in respect of service as a member of the Board during such fiscal year, shall be $750,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to (x) a non-employee director in connection with the Company’s initial public offering of shares of Common Stock, or in respect of any one-time equity grant upon his or her appointment to the Board or (y) a non-executive chairman of the Board, provided, that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.
2.This Second Amendment shall be and is hereby incorporated into and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
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As adopted by the Board of Directors of the Company on February 26, 2026.
As approved by the stockholders of the Company on April 30, 2026.